Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form S-1 of our report dated February 28, 2008 relating to the consolidated financial statements of American Water Works Company, Inc. and Subsidiary Companies (formerly Thames Water Aqua US Holdings, Inc. and Subsidiary Companies), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 31, 2008